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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77851, 333-32436) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Portal Software, Inc. of our report dated February 16, 2000, except for paragraph 4 of Note 4, as to which the date is March 13, 2000, with respect to the consolidated financial statements of Portal Software, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2000.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
April 27, 2000